Exhibit 2.1

THIRD AMENDMENT

TO

BUSINESS COMBINATION AGREEMENT

This Third Amendment (this “Third Amendment”) to the Business Combination Agreement (as defined below) is made and entered into as of April 2, 2025, by and among (i) Finnovate Acquisition Corp, an exempted company incorporated with limited liability in the Cayman Islands (“Purchaser”), (ii) Scage Future, an exempted company incorporated with limited liability in the Cayman Islands (“Pubco”), (iii) Hero 1, an exempted company incorporated with limited liability in the Cayman Islands and a wholly-owned subsidiary of Pubco (“First Merger Sub”), (iv) Hero 2, an exempted company incorporated with limited liability in the Cayman Islands and a wholly-owned subsidiary of Pubco (“Second Merger Sub”) and (v) Scage International Limited, an exempted company incorporated with limited liability in the Cayman Islands (the “Company”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Business Combination Agreement (defined below).

RECITALS:

WHEREAS, Purchaser, Pubco, First Merger Sub, Second Merger Sub and the Company have entered into that certain Business Combination Agreement, dated as of August 21, 2023 (the “Original Agreement,” and as amended, including by the First Amendment and the Second Amendment (each as defined below) and this Third Amendment, the “Business Combination Agreement”); and

WHEREAS, on June 18, 2024, the Parties entered into that certain First Amendment to the Business Combination Agreement (the “First Amendment”);

WHEREAS, on October 31, 2024, the Parties entered into that certain Second Amendment to the Business Combination Agreement (the “Second Amendment”);

WHEREAS, Section 12.9 of the Business Combination Agreement provides that the Business Combination Agreement may be amended, supplemented or modified only by execution of a written instrument signed by Purchaser, Pubco, First Merger Sub, Second Merger Sub and the Company; and

WHEREAS, the Parties now desire to amend the Original Agreement to extend the Outside Date from March 31, 2025 to July 31, 2025, as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in accordance with the terms of the Business Combination Agreement, the Parties hereto, intending to be legally bound, do hereby acknowledge and agree as follows:

1. Amendments to Business Combination Agreement.

(a) Section 10.1(b) of the Original Agreement, as amended by the Second Amendment, is hereby amended by deleting the date “March 31, 2025” and replacing it with the date “July 31, 2025”.

2. Miscellaneous. Except as expressly provided in the First Amendment, Second Amendment and this Third Amendment, all of the terms and provisions in the Original Agreement and the Ancillary Documents are and shall remain unchanged and in full force and effect, on the terms and subject to the conditions set forth therein. This Third Amendment does not constitute, directly or by implication, an amendment or waiver of any provision of the Business Combination Agreement or any Ancillary Document, or any other right, remedy, power or privilege of any party, except as expressly set forth herein. Any reference to the Business Combination Agreement in the Business Combination Agreement or any other agreement, document, instrument or certificate entered into or issued in connection therewith shall hereinafter mean the Original Agreement, as amended by the First Amendment, the Second Amendment and this Third Amendment (or as the Business Combination Agreement may be further amended or modified after the date hereof in accordance with the terms thereof). The Original Agreement, as amended by the First Amendment, the Second Amendment and this Third Amendment, and the documents or instruments attached hereto or thereto or referenced herein or therein, constitutes the entire agreement between the parties with respect to the subject matter of the Business Combination Agreement, and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to its subject matter. If any provision of the Original Agreement, as amended by the First Amendment or Second Amendment, is materially different from or inconsistent with any provision of this Third Amendment, the provision of this Third Amendment shall control, and the provision of the Original Agreement shall, to the extent of such difference or inconsistency, be disregarded. Sections 12.1 through 12.10, and 12.12 through 12.15 of the Original Agreement are hereby incorporated herein by reference as if fully set forth herein, and such provisions apply to this Third Amendment as if all references to the “Agreement” contained therein were instead references to this Third Amendment.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, each Party hereto has caused this Third Amendment to be signed and delivered as of the date first written above.

The Purchaser:

FINNOVATE ACQUISITION CORP

By:	/s/ Calvin Kung
Name:	Calvin Kung
Title:	Chief Executive Officer

Pubco:

SCAGE FUTURE

By:	/s/ Chao Gao
Name:	Chao Gao
Title:	Director

First Merger Sub:

HERO 1

By:	/s/ Chao Gao
Name:	Chao Gao
Title:	Director

Second Merger Sub:

HERO 2

By:	/s/ Chao Gao
Name:	Chao Gao
Title:	Director

The Company:

SCAGE INTERNATIONAL LIMITED

By:	/s/ Chao Gao
Name:	Chao Gao
Title:	Director